                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
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    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
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    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

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                (Name of Registrant as Specified In Its Charter)

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Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed
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        filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           MOLECULAR BIOSYSTEMS, INC.
                            10030 Barnes Canyon Road
                           San Diego, California 92121


                                    NOTICE OF
                       1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 20, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Molecular Biosystems, Inc. (the "Company"), which will be held on August 20, 1997, at 2:00 p.m. PDT at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, CA 92037, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect a Board of Directors to serve for the ensuing year.

     2. ADOPTION OF 1997 OUTSIDE DIRECTORS STOCK OPTION PLAN. To act on a proposal to adopt the 1997 Outside Directors Stock Option Plan, pursuant to which options for a total of 300,000 shares may be granted.

     3. RETENTION OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the ensuing year.

     4. OTHER BUSINESS. To transact any other business that properly comes before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 23, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment.

     Your proxy is enclosed. Whether or not you plan to attend the Annual Meeting in person, PLEASE PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED MANAGEMENT PROXY IN THE ENCLOSED RETURN ENVELOPE. If you do attend the Annual Meeting and you have already submitted your proxy, you may still vote personally on each matter brought before the meeting. Thank you.

                                        For the Board of Directors,

                                        /s/ Kenneth J. Widder

                                        Kenneth J. Widder, M.D.
                                        Chairman of the Board

Dated:    July 9, 1997  San Diego, California

                           MOLECULAR BIOSYSTEMS, INC.
                            10030 Barnes Canyon Road
                          San Diego, California  92121


                               PROXY STATEMENT FOR
                       1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 20, 1997


                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Molecular Biosystems, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, August 20, 1997 at 2:00 p.m. PDT at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037, and at all adjournments of the meeting.

     This Proxy Statement, the accompanying notice and proxy are being mailed to stockholders on or about July 21, 1997.

     The Company's 1997 Annual Report, including financial statements for the year ended March 31, 1997, is being mailed to all stockholders concurrently with this Proxy Statement. Stockholders are referred to the 1997 Annual Report for financial and other information about the Company, but the report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE TO EACH STOCKHOLDER WITHOUT CHARGE ON WRITTEN REQUEST TO GERARD A. WILLS, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 10030 BARNES CANYON ROAD, SAN DIEGO, CALIFORNIA 92121.

REVOCABILITY OF PROXIES

     A proxy for use in connection with the Annual Meeting is enclosed. Any stockholder who signs and delivers a proxy has the right to revoke it, at any time before it is exercised, by filing a signed revocation with the Secretary of the Company or by filing a duly signed proxy bearing a later date. In addition, the powers of the proxyholders will be revoked if the person signing the proxy is present at the Annual Meeting and elects to vote in person. Subject to these rights of revocation, all shares represented by a properly signed proxy received in time for the Annual Meeting will be voted by the proxyholders in accordance with the instructions on the proxy. IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

SHARES OUTSTANDING AND VOTING RIGHTS

     There were approximately 17,759,397 shares of the Company's Common Stock outstanding on June 23, 1997, which has been fixed as the record date for the purpose of determining the stockholders entitled to notice of and to vote at the Annual Meeting. Each holder of shares of the Company's Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record as of the record date, on any matter submitted to a vote of the stockholders at the Annual Meeting.

     One-half of the outstanding shares of the Company's Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Shares with respect to which authority to vote is withheld, abstentions and shares held of record by a broker or its nominee ("broker shares") that are voted on any matter will be included in determining the shares present. Broker shares that are not voted on any matter will not be included in determining the shares present. The election of each director and the approval of any other matter submitted to a vote of the stockholders requires the affirmative vote of a majority of the shares voting. Shares with respect to which authority is withheld, abstentions and broker shares that are not voted will not be included in determining the number of shares voting on the election of directors or any other matter submitted to a vote of the stockholders.



                                    ITEM ONE

                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of eight members.
Eight directors are to be elected at the Annual Meeting, each of whom is to serve until the next Annual Meeting. The eight nominees for election are now serving as directors, and the proxyholders named in the accompanying proxy will vote the shares represented by the proxy FOR the eight nominees unless authority to vote has been withheld on the proxy returned by the stockholder. Directors are elected by a majority of the shares voting.

     There is set forth below for each of the eight nominees for election as a director his principal occupation, age, the year that he became a director of the Company and additional biographical data:


KENNETH J. WIDDER, M.D., 44
Chairman of the Board and Former Chief Executive Officer

     Kenneth J. Widder, M.D., one of the Company's founders, has served as a member of the Company's Board of Directors since the Company's formation in April 1980. Dr. Widder also served as the Company's Chief Executive Officer from July 1981 until May 1997. After receiving his medical degree from Northwestern University Medical School in 1979, he was a resident in pathology at Duke University Medical Center in Durham, North Carolina. Dr. Widder also currently serves on the Board of Directors of Wilshire Technologies, Inc., DigiVision, Inc., and Titan Pharmaceuticals.

BOBBA VENKATADRI, 53
President and Chief Executive Officer

     Bobba Venkatadri has served as the Company's President since October 1995 and as a director of the Company since November 1995. He served as Chief Operating Officer from October 1995 until May 1997, at which time he was elected by the Company's Board to the office of Chief Executive Officer. He served as Executive Vice President of the Pharmaceutical Division of Centocor, Inc., from September 1992 until he joined the Company, and as Vice President - Operations of Centocor's Pharmaceutical Division from March 1992 to September 1992. He was employed by Warner-Lambert Company from 1967 until February 1992, last serving as Senior Director, Pharmaceutical Operations, at its manufacturing facility in Vegabaja, Puerto Rico.

DAVID W. BARRY, M.D., 53
Chairman and Chief Executive Officer
Triangle Pharmaceuticals, Inc.

     David W. Barry, M.D., was elected to the Company's Board of Directors in May 1996. He currently serves as Chairman and Chief Executive Officer of Triangle Pharmaceuticals, Inc. Prior to joining Triangle Pharmaceuticals in 1995, Dr. Barry served for 18 years with Burroughs Wellcome and the Wellcome Foundation in various positions, including Worldwide Group Director, Research, Development & Medical Affairs of the Wellcome Foundation; President of the Wellcome Research Laboratories; and a member of the Board of Directors for the Wellcome Foundation and Wellcome PLC. He previously spent five years with the U.S. Food and Drug Administration in various capacities. Dr. Barry received his medical degree from Yale University School of Medicine.

ROBERT W. BRIGHTFELT, 54
Executive Vice President
Dade International

     Robert W. Brightfelt has served as a director of the Company since October 1987. Mr. Brightfelt received his B.S. and M.S. degrees in mechanical engineering from the University of Nebraska in 1965 and 1967, respectively, and his M.B.A. from the University of Georgia in 1970. He joined E.I. du Pont de Nemours and Company in 1967 and held various management positions in Du Pont's Medical Products Department. Mr. Brightfelt retired from Du Pont in May, 1996 and currently serves as Executive Vice President and as a member of the Board of Directors for Dade International.

CHARLES C. EDWARDS, M.D., 73

     Charles C. Edwards, M. D., has served as a director of the Company since March 1987. In 1969 he was appointed by President Nixon as Commissioner of the U. S. Food and Drug Administration, and in 1973 he was appointed Assistant Secretary for Health in the U.S. Department of Health, Education and Welfare. In 1977 Dr. Edwards assumed the position of President and Chief Executive Officer of Scripps Clinic and Research Foundation which was renamed the Scripps Institutes of Medicine and Science in 1991. He retired from there in July 1993. Dr. Edwards currently serves as a director of Bergen Brunswig Corporation and as a director of Northern Trust of California. In addition, Dr. Edwards serves on the Board of Trustees of IDEC Pharmaceutical Corporation. He received his medical degree from the University of Colorado in 1948, and received his surgical training at the Mayo Clinic in Rochester, Minnesota.

JERRY T. JACKSON, 56

     Jerry T. Jackson has served as a director of the Company since December 1996. From 1965 until his retirement in 1995, Mr. Jackson was employed with Merck & Company, Inc. in various management positions. From 1993 until retirement, he served as Executive Vice President of Merck. During this time, Mr. Jackson had responsibility for Merck's International Human Health Division, Worldwide Human Vaccines, the AgVet Division, Astra/Merck U.S. Operations and Worldwide Marketing. Mr. Jackson was Senior Vice President of Merck & Company, Inc. from 1991 to 1992 and previously was President of Merck Sharp and Dohme International. Mr. Jackson currently serves as a director on the boards of CorTherapeutics, Inc. and SunPharm Corporation and as Chairman of Transcend Therapeutics, Inc.

GORDON C. LUCE, 71

     Gordon C. Luce has served as a director of the Company since June 1989. Mr. Luce joined Great American First Savings Bank in San Diego, California in 1969 as its President and Chief Executive Officer and served as its Chairman of the Board from 1979 until his retirement in July 1990. During 1982, he was an Alternate Delegate to the United Nations and has served as member of three Presidential commissions. Mr. Luce is a former Chairman of Scripps Clinic and Research Foundation and Scripps Health and is a former trustee of Scripps Research Institute. He is also currently serving as a director of two other publicly held companies, PS Group and All American Communications, Inc. and is a Trustee of the University of Southern California in Los Angeles.

DAVID RUBINFIEN, 75

     David Rubinfien has served as a director of the Company since December 1985. He served as President and Chief Executive Officer of Systemix, Inc. from January 1989 until January 1991, and from 1985 to 1988 he was Chairman and Chief Executive Officer of Microgenics Corporation in Concord, California. From 1973 to 1984, he served in several key positions at Syntex Corporation in Palo Alto, California. Mr. Rubinfien also currently serves as a director of three other publicly held companies: ChemTrak, Inc., Biocircuits Corporation and Matritech, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has standing Executive, Audit, Compensation and Officer Options Committees. It does not have a standing nominating committee.

     The Executive Committee, composed of Dr. Widder and Mr. Venkatadri, generally possesses the same powers as the full Board of Directors to manage the affairs of the Company, but may not amend the Company's certificate of incorporation or by-laws or make recommendations to the stockholders with respect to the merger, consolidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

     The Audit Committee, composed of Messrs. Brightfelt, Luce and Rubinfien, reviews the scope and results of the independent public accountants' engagement, the Company's internal accounting controls and other pertinent auditing and internal control matters.

     The Compensation Committee, composed of Messrs. Brightfelt and Rubinfien and Drs. Barry and Edwards, reviews and recommends to the Board of Directors the compensation levels of the Company's executive officers. In addition, the Compensation Committee reviews the procedures involved in setting management compensation and employee benefits. Acting as the Officer Options Committee, the Compensation Committee administers the Company's stock option plans as they relate to the executive officers of the Company.

MEETINGS

     During the fiscal year ended March 31, 1997, the Board of Directors held five meetings. The Executive Committee met formally nine times during the year and met informally on a number of additional occasions. The Audit Committee met once during the year and the Compensation Committee met three times during the year and acted informally (by written consent) on one occasion. Dr. Widder and Messrs. Venkatadri, Brightfelt, Luce and Rubinfien each attended all five meetings of the Board; Dr. Edwards attended four meetings; Dr. Barry attended three of the four meetings held following his election as a director and Mr. Jackson attended the two meetings held following his election as a director.
All of the respective members of the Executive, Audit, Compensation and Officer Options Committees attended each of the meetings of those committees during the year.

DIRECTORS' COMPENSATION

     Directors receive a retainer of $8,000 per year. No additional cash fee is paid for attendance at board meetings; however, a fee of $750 is paid to each board member for attendance at each regular committee meeting. Pursuant to the terms of the proposed 1997 Outside Directors Stock Option Plan (see Item Two on page 14), beginning March 1997 each director who is not an officer and who is not serving as a director pursuant to a contractual arrangement between his employer and the Company (an "Outside Director") will be granted an option for 6,500 shares of the Company's Common Stock at its closing price on the New York Stock Exchange on the last business day in March of each year.

                            STOCK OWNERSHIP

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of each person (other than directors and executive officers of the Company) known to the Company to own more than 5% of the Company's outstanding Common Stock as of June 23, 1997:


                                           Shares of               Percent of
   Name and Address of                    Common Stock             Outstanding
     Beneficial Owner                   Beneficially Owned         Common Stock
   -------------------                  ------------------         ------------

  Mallinckrodt Group, Inc.                   1,300,579                7.32%
   675 McDonnell Blvd.
   St. Louis, MO 63134

  State of Wisconsin Investment Board        1,716,450                9.67%
   P.O. Box 7842
   Madison, WI 53707



STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth certain information regarding the shares of the Company's Common Stock beneficially owned as of June 23, 1997 by (i) each director and nominee for director, (ii) each executive officer and former executive officer named in the Summary Compensation Table on page 6 and (iii) all of the directors and executive officers of the Company as a group:


                                        Shares of                 Percent of
                                       Common Stock               Outstanding
       Name                     Beneficially Owned (1)(2)        Common Stock (3)
---------------------           -------------------------        --------------
   Kenneth J. Widder, M.D.                487,037                     2.71%
   Bobba Venkatadri                       143,197
   David W. Barry, M.D.                         -                         *
   Robert W. Brightfelt                    20,000                         *
   Charles C. Edwards, M.D.                21,000                         *
   Jerry T. Jackson                             -                         *
   Gordon C. Luce                          21,500                         *
   David Rubinfien                         30,000                         *
   Howard Dittrich, M.D.                   20,593                         *
   Allan H. Mizoguchi, Ph.D.              100,327                         *
   Gerard A. Wills                         40,578                         *

 All directors and executive officers
   as a group (13 persons)                                            5.49%

-----------------------------------
 *      Represents less than 1% of the Company's outstanding Common Stock.

(1) Each person named has voting and investment power over the shares listed, and these powers are exercised solely by the person named or shared with a spouse.

(2) The shares listed for each person named or the group include shares of the Company's Common Stock subject to stock options exercisable on or within 60 days after June 23, 1997. These shares are as follows: Dr. Widder, 230,000 shares; Mr. Venkatadri, 140,000 shares; Mr. Brightfelt, 20,000 shares; Dr. Edwards, 20,000 shares; Mr. Luce, 20,000 shares; Mr. Rubinfien, 20,000 shares; Dr. Dittrich, 17,500 shares; Mr. Wills, 38,750 shares; Dr. Mizoguchi, 98,000 shares; and the group of all directors and executive officers, 732,250 shares.

(3) The percentage for each person named or the group has been determined by including in the number of shares of the Company's outstanding Common Stock the number of shares subject to stock options exercisable by that person or group on or within 60 days after June 23, 1997.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company during the fiscal years ended March 31, 1997, 1996 and 1995 to (i) the Chief Executive Officer and (ii) each of the other four most highly compensated executive officers of the Company during the fiscal year ended March 31, 1997 (the "named executive officers"):

                                       Annual Compensation                    Long-Term Compensation

                                       -----------------------------------------------------------------------------------

                             Year                                Other Annual     Restricted  Securities      All Other
                             Ended                               Compensation    Stock Award  Underlying     Compensation
Name                        March 31   Salary($)   Bonus($)          ($)             ($)      Options(#)          ($)
--------------------------------------------------------------------------------------------------------------------------
Kenneth J. Widder,M.D.(1)     1997    $241,215    $ 55,439 (2)   $      -        $ 60,000 (3)    50,000      $       -
 Chairman of the Board        1996     240,905           -              -               -        50,000              -
 Chief Executive Officer      1995     239,846     590,000 (4)          -               -        60,000        634,632 (4)
 and Member of the
 Executive Committee

Bobba Venkatadri (1)          1997     285,012      36,000 (2)     38,825 (5)      20,000 (3)    50,000              -
  President, Chief            1996     125,640           -         34,106 (5)           -       335,000              -
  Operating Officer
  and Member of the
  Executive Committee

Howard Dittrich, M.D.         1997     163,758           -              -          57,750 (6)    92,000              -
  Vice President - Research/  1996                                                               30,000
  Medical and Regulatory
  Affairs

Gerard A. Wills               1997     139,058      26,844 (2)          -          30,000 (3)    80,000              -
  Vice President - Finance    1996     120,440      30,000 (7)          -               -        20,000              -
  and Chief Financial         1995     100,693      11,520 (4)          -               -        27,500              -
  Officer

Allan H. Mizoguchi, Ph.D.     1997     138,325      23,489 (2)          -          30,000 (3)    30,000              -
  Vice President - Clinical   1996     118,985      30,000 (7)          -               -        18,000              -
  and Quality                 1995     109,048      17,640 (4)          -               -        30,000              -




(1) In May 1997 Dr. Widder resigned as Chief Executive Officer, and the Board of Directors elected Mr. Venkatadri as the Company's new Chief Executive Officer. Dr. Widder will remain Chairman of the Board.

(2)   Paid in respect of performance for the fiscal year ended March 31, 1996.

(3) Awarded in respect of performance for the fiscal year ended March 31, 1996 and as additional compensation. The awards were paid in unregistered shares from which shares to satisfy withholding requirements were withheld. The net shares awarded were as follows: Dr. Widder,
      4,220 shares; Mr. Venkatadri, 1,197 shares; Mr. Wills, 1,828 shares and Dr. Mizoguchi, 2,327 shares. At March 31, 1997, the fair market value of these shares was as follows: Dr. Widder, $38,529; Mr. Venkatadri,
      $10,929; Mr. Wills, $16,690 and Dr. Mizoguchi, $21,246.   The shares
      were issued in April 1996 and were taxable immediately to the recipients, but the unregistered shares that they received could not be sold in the public market for two years (a period subsequently reduced to one year as a result of changes in holding period requirements of the Securities and Exchange Commission's Rule 144).

(4) In January 1995, following and attributable to receipt by the Company of FDA approval to market ALBUNEX-Registered Trademark-, the Company received a bonus payment of $3.1 million from Mallinckrodt Medical, Inc. ("Mallinckrodt") for distribution to "key employees" pursuant to the Distribution Agreement dated December 7, 1988 between the Company and Mallinckrodt. Dr. Widder received a cash bonus of $590,000 and loan forgiveness of $634,632; Mr. Wills and Dr. Mizoguchi received cash bonuses of $11,520 and $17,640, respectively.

(5)   Represents relocation expense payments made.

(6)   Awarded to Dr. Dittrich in connection with his employment in May 1996.
      The award was paid in unregistered shares from which shares to satisfy withholding requirements were withheld. At March 31, 1997, the fair
      market value of the 3,093 shares issued to Dr. Dittrich was $28,239.   The
      shares were issued in May 1996 and Dr. Dittrich is contractually restricted from selling any of these shares for a three-year period.

(7)   Paid in respect of performance for the fiscal year ended March 31, 1995.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company granted stock options under the Company's 1993 Stock Option Plan in January 1997, in respect of performance during the fiscal year ended
March 31, 1997.   The following table sets forth each grant of stock options made during the fiscal year ended March 31, 1997 to each of the named executive officers:

                                               Individual Grants (1) (2)
                                    --------------------------------------------------

                                                                                      Potential Realizable Value
                                                                                      at Assumed Annual
                          Number of     % of Total         Exercise                   Rates of Stock Price
                          Securities    Options Granted    Price                      Appreciation for Option Term
                          Underlying    to Employees       Per          Expiration    ----------------------------
Name                      Options (#)   in Fiscal Year     Share        Date          5% ($) (7)    10% ($) (7)
----                      -----------   ---------------   ----------    ----------    ----------    -----------
Kenneth J. Widder, M.D.    50,000 (1)       5.2%         $ 11.125       1/15/07       $ 349,823      $ 886,519

Bobba Venkatadri           50,000 (1)       5.2%           11.125       1/15/07         349,823        886,519

Howard Dittrich, M.D.      30,000 (1)       3.1%           11.125       1/15/07         209,894        531,912
                           30,000 (2)       3.1%            7.625      11/13/06         143,860        364,569
                            2,000 (2)       0.2%            7.500       9/05/06           9,433        23,906
                           30,000 (3)       3.1%            9.625       5/28/06         181,593        460,193

Gerard A. Wills            40,000 (1)       4.1%           11.125       1/15/07         279,858        709,215
                           20,000 (4)       2.1%            7.625      11/12/06          95,906        243,046
                           20,000 (5)       2.1%            7.875       9/12/06          99,051        251,014

Allan H. Mizoguchi, Ph.D.  10,000 (1)       1.0%           11.125       1/15/07          69,965        177,304
                           20,000 (5)       2.1%            7.875       9/12/06          99,051        251,014


(1) These options were granted on January 15, 1997 under the Company's 1993 Stock Option Plan in respect of performance for the fiscal year ended March 31, 1997. All options, with the exception of Dr. Mizoguchi's options, vest in four equal installments beginning on the first anniversary of the date of grant.
     Dr. Mizoguchi resigned as an employee effective May 30,1997 and as of that date the Company accelerated the vesting of his unvested options. Each option holder has the right to pay the exercise price by delivering shares of common stock that the holder previously acquired, and to have the Company withhold, from shares otherwise issuable upon the exercise of the option, sufficient shares to satisfy the Company's withholding liability in connection with the exercise. Each option generally may be exercised only when vested and while the holder is an employee of the Company or within 90 days following the termination of his employment. In the discretion of the Compensation Committee, which administers the 1993 Stock Option Plan as it relates to the Company's executive officers, this 90-day period may be extended in the case of nonstatutory stock options to any date ending on or before the applicable expiration date of the option.
     No option may be transferred except by will or applicable intestacy laws.

(2) These options were granted November 13, 1996 and September 5, 1996 in recognition of Dr. Dittrich's contributions to the overall success of the Company. The options granted vest upon approval of OPTISON-TM-. If the product is approved in either the United States or in Europe before December 31, 1997, 50% of the option grant will immediately vest upon approval, provided that 50% of the option grant has not already vested according to the normal stock option vesting schedule. Should approval occur in both Europe and the United States before December 31, 1997, 100% of the stock option grant will immediately vest. Conversely, if neither event occurs before December 31, 1997, all options granted will vest according to the Company's normal vesting schedule. All other terms of the option are similar to those described in note (1) above.

(3) These options were granted on May 28, 1996 under the Company's 1993 Stock Option Plan in connection with Dr. Dittrich's employment. The options granted vest in four equal installments beginning the first anniversary of the date of grant. All other items of the option are similar to those described in note (1) above.

(4)  These options were granted November 12, 1996 in recognition of Mr.
     Wills' contributions to the overall success of the Company. The options granted vest in four equal installments beginning on the first anniversary of the date of grant. All other terms of the option are similar to those described in note (1) above.

(5) These options were granted on September 12, 1996 in recognition of Mr. Wills' and Dr. Mizoguchi's contributions to the overall success of the Company. The option granted to Mr. Wills vests in four equal installments beginning the first anniversary of the date of grant. The option granted to Dr. Mizoguchi was accelerated to vest immediately on May 30, 1997, when Dr. Mizoguchi resigned as an employee. (See note (1).) All other terms of the option are similar to those described in note (1) above.

(6) The dollar amounts presented in these columns are the results of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the Company's stock, which will correspondingly benefit all stockholders. For options granted on January 15, 1997 (see note (1)), assuming 5% and 10% compounded annual appreciation of the stock price over the term of the options, the price of a share of Common Stock would be $18.12 and $28.86, respectively, on January 14, 2007. For options granted on November 13, 1996 (see note (2)) and November 12, 1996 (see note (4)), assuming 5% and 10% compounded annual appreciation of the stock price over the term of the options, the price of a share of Common Stock would be $12.42 and $19.78, respectively, on November 12, 2006 and November 11, 2006. For options granted on September 5, 1996, (see note (2)), assuming 5% and 10% compounded annual appreciation of the stock price over the term of the options, the price of a share of Common Stock would be $12.22 and $19.45, respectively, on September 4, 2006. For options granted on May 28, 1996, (see note (3)), assuming 5% and 10% compounded annual appreciation of the stock price over the term of the options, the price of a share of Common Stock would be $15.68 and $24.96, respectively, on May 27, 2006. For options granted on September 12, 1996, (see notes (4) and (5)), assuming 5% and 10% compounded annual appreciation of the stock price over the term of the options, the price of a share of Common Stock would be $12.83 and $20.43, respectively, on September 11, 2006. The share price of the Company's Common Stock on March 31, 1997 was $9.13.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     None of the named executive officers exercised stock options during the fiscal year ended March 31, 1997. The following table sets forth, for each of the named executive officers, the fiscal year-end number and value of unexercised options:

                                    Number of Securities                  Value of Unexercised
                                   Underlying Unexercised                     In-the-Money
                                    Options at 3/31/97 (#)               Options at 3/31/97 ($)(1)
                                 ----------------------------           -----------------------------
Name                             Exercisable    Unexercisable           Exercisable    Unexercisable
----                             -----------    -------------           -----------    --------------
Kenneth J. Widder, M.D.             152,500        127,500               $ 71,563        $124,688

Bobba Venkatadri                    140,000        245,000                297,500         414,375

Howard Dittrich, M.D.                 2,500        114,500                  7,188         112,938

Gerard A. Wills                      36,250        111,250                  6,875          60,625

Allan Mizoguchi, Ph.D.               47,000         61,000                 24,563          68,688


(1) Based on the $9.13 per share closing price of the Company's Common Stock on March 31, 1997.
-------------


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company currently has employment contracts with Dr. Widder and Messrs. Venkatadri and Wills. As of April 1, 1997, Dr. Widder is paid an annual salary of $250,000; Mr. Venkatadri is paid an annual salary of $300,000; Dr. Dittrich is paid an annual salary of $197,000; Mr. Wills is paid an annual salary of $160,000; and Dr. Mizoguchi is paid an annual salary of $142,000. The Company's employment contracts with its executive officers are of indefinite duration, subject, however, to termination in certain events. Dr. Mizoguchi resigned as an employee effective May 30, 1997.

     On May 12, 1997, the Board of Directors of the Company implemented its previously adopted plan of management succession. As part of the transition plan, Kenneth J. Widder, M.D. relinquished the office of Chief Executive Officer but will remain Chairman of the Board. Dr. Widder will continue to be responsible for the Company's strategic planning and corporate development activities. The Company's Board elected Bobba Venkatadri, currently President and Chief Operating Officer, to the additional office of Chief Executive Officer.

     Under the Company's respective employment contracts with Messrs. Venkatadri and Wills, the Company is required to give one year's notice in the event that it elects to terminate the contract unilaterally following a change in control of the Company. In such an event, the Company's failure to do so entitles the terminated employee to the payment of one year's salary, or, in Mr. Venkatadri's case, two years' salary.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is determined generally by the Compensation Committee of the Company's Board of Directors. The four members of the Compensation Committee, Drs. Edwards and Barry and Messrs. Brightfelt and Rubinfien, are outside directors of the Company.

     Decisions of the Compensation Committee relating to executive officers' base salaries, cash bonuses and stock awards are reviewed by the full Board; decisions of the Compensation Committee relating to executive officers' stock options are not subject to the Board's review.

EXECUTIVE COMPENSATION POLICIES

     The Company's executive compensation policies seek to coordinate compensation with the Company's product development goals, performance objectives and business strategy. These policies are intended to attract, motivate and retain executive officers whose contributions are critical to the Company's long-term success and to reward executive officers for attaining individual and corporate objectives which enhance stockholder value.

     The Company's compensation program for its executive officers consists of cash compensation and long-term compensation. Cash compensation is paid in the form of a base salary and a cash bonus, and long-term compensation is paid in the form of stock options and restricted stock awards. Cash bonuses are awarded under the Company's executive and management incentive program and are intended to provide executive officers with an opportunity to earn additional cash compensation through individual and Company performance. Stock options are intended to focus executive officers on managing the Company from the perspective of an owner with an equity interest and to align their long-term compensation with the benefits realized by the Company's shareholders. Similarly, restricted stock awards, in the form of unregistered shares of the Company's common stock, are intended to provide executive officers with additional compensation which, because the shares in question cannot be sold immediately, provides an additional incentive to manage the Company with a view to long-term stock appreciation.

     SALARIES. The Compensation Committee determines the salaries of executive officers on the basis of (i) the individual officer's scope of responsibilities and level of experience, (ii) the rate of inflation, (iii) the range of the Company's merit increases for its employees generally and (iv) the salaries paid to comparable officers in comparable companies. The Compensation Committee has not commissioned a formal survey of executive officer compensation at comparable companies, but has relied on published salary surveys for general indications of salary trends and informal surveys by the Company of other biomedical companies of roughly similar size.

     For fiscal year 1997, Dr. Widder and Mr. Venkatadri did not receive salary increases (in Dr. Widder's case, in view of the magnitude of the cash bonus paid to him in fiscal year 1995, and in Mr. Venkatadri's case, in view of the fact that he only started at the Company in mid-fiscal year 1996). Mr. Wills received a raise of $19,200, or 16.0%, to $139,200, and Dr. Mizoguchi received a raise of $18,000, or 15%, to $138,000. Dr. Dittrich was hired in May 1996 at a starting salary of $180,000.

     CASH BONUSES. During fiscal year 1997, the Company paid cash bonuses of $55,439, $36,000, $26,844 and $23,849 to Dr. Widder, Mr. Venkatadri, Mr. Wills
and Dr. Mizoguchi, respectively, for their services during fiscal year 1996. These bonuses were paid under the Company's executive and management incentive program, which is open to the Company's management and staff and senior scientists and is intended to encourage productivity by linking the payment of cash bonuses to individual and Company performance. The program provides for the payment of cash bonuses after the close of each fiscal year using individual target incentives ranging from 10% to 35% of the midpoints of base salary ranges established by the Company for each management position. Salary ranges are based on published industry standards. Each bonus is determined in the first instance on the basis of the Company's percentage of attainment of its performance objectives for the year, and then on the basis of the individual's percentage of attainment of his or her personal performance objectives. However, due to the broad scope of their responsibilities, Dr. Widder's and Mr. Venkatadri's performance objectives are identical to the Company's performance objectives. For fiscal year 1996, the target incentives for Dr. Widder, Mr. Venkatadri, Mr. Wills and Dr. Mizoguchi were 35%, 30%, 25% and 25% of the midpoints of their respective base salary ranges.

     The Company's executive and management incentive program is reviewed annually by the Company's Board of Directors. The bonuses for fiscal year 1996 paid to Mr. Wills and Dr. Mizoguchi were determined by the Executive Committee of the Company's Board of Directors (consisting of Dr. Widder and Mr. Venkatadri), subject to review by the Compensation Committee and approval by the Board of Directors. The bonuses paid to Dr. Widder and Mr. Venkatadri were determined by the Compensation Committee subject to review and approval by the Board of Directors.

     STOCK AWARDS. During fiscal year 1997, the Compensation Committee recommended restricted stock awards of 4,220, 1,197, 1,828 and 2,327 shares (net of shares withheld in satisfaction of withholding requirements) to Dr. Widder, Mr. Venkatadri, Mr. Wills and Dr. Mizoguchi, respectively, for their services during fiscal year 1996. These stock awards were taxable immediately to the recipients, but the unregistered shares that they received could not be sold in the public market for two years (a period subsequently reduced to one year as a result of changes in holding period requirements of the Securities and Exchange Commission's Rule 144).

     In addition, Dr. Dittrich received an award of 3,093 unregistered shares of stock (net of shares withheld in satisfaction of withholding requirements) in connection with his employment by the Company in May 1996. Dr. Dittrich is contractually restricted from selling any of these shares for a three-year period.

     STOCK OPTIONS. During fiscal year 1997, the Compensation Committee awarded stock options to Dr. Widder, Mr. Venkatadri, Dr. Dittrich, Mr. Wills and Dr. Mizoguchi for 50,000, 50,000, 62,000, 80,000 and 30,000 shares, respectively, in recognition of their contributions to the Company's attainment of its performance objectives. In addition, Dr. Dittrich received a stock option for 30,000 shares in connection with his employment by the Company in May 1996.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee determined the compensation for fiscal year 1997 of the Company's Chairman of the Board and Chief Executive Officer, Kenneth J. Widder, on the basis of the criteria applicable to the Company's executive officers generally.

     As noted, Dr. Widder did not receive a salary increase for fiscal year 1997. The cash bonus of $55,439 paid to him during fiscal year 1997 for his services during fiscal year 1996 was based on the Company's successful expansion of the geographical scope and duration of the Company's distribution agreement with Mallinckrodt Medical, Inc. and on the Company's progress in developing its second-generation ultrasound contrast imaging agent, OPTISON-TM-. Dr. Widder's award of 4,220 shares of stock (net of shares withheld to satisfy withholding requirements) and his grant of a stock option for 50,000 shares, as described earlier, were based on the Company's continuing progress in developing and obtaining regulatory approval for OPTISON-TM-.


                              Compensation Committee

                              David W. Barry, M.D.
                              Robert W. Brightfelt
                              Charles C. Edwards, M.D.
                              David Rubinfien

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares cumulative total stockholder return on the Company's Common Stock for the five years ended March 31, 1997, with the cumulative total return over the same period of companies on the Standard & Poor's Smallcap 600 Stock Total Return Index, and the NASDAQ Pharmaceutical Index. The NASDAQ Pharmaceutical Index represents all companies trading on NASDAQ under the Standard Industrial Classification (SIC) Code for pharmaceuticals, including biotechnology companies. The graph assumes that $100 was invested on April 1, 1991 in the Company and each of the two indices and that all dividends were reinvested. It should be noted that the Company has not paid dividends on its Common Stock, and no dividends are included in the representation of the Company's performance. The cumulative total stockholder return on the Company's Common Stock shown on the graph below is not necessarily indicative of future performance.


                                                           CUMULATIVE TOTAL RETURN
                                             -------------------------------------------------
                                              3/92    3/93     3/94     3/95     3/96    3/97

MOLECULAR BIOSYSTEMS INC          MB          100      69       64       31       33      34

S & P SMALLCAP 600              1600          100     117      128      134      176     191

NASDAQ PHARMACEUTICAL           INPQ          100      69       70       70      123     112


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended March 31, 1997, the Company entered into a real estate investment agreement with Mr. Venkatadri and his wife in connection with the purchase of their home in San Diego, California. The Company contributed $300,000 to the purchase and acquired an undivided 53% interest in the home as tenants in common with Mr. and Mrs. Venkatadri.

     During the fiscal years ended March 31, 1993 and 1994, the Company extended loans to certain officers to enable them to exercise stock options that were due to lapse and/or to enable them to pay the income taxes attributable to those option exercises. Each loan was evidenced by a note to the Company and is or was secured by the stock purchased. During the fiscal year ended March 31, 1997 the two loans which remained outstanding were
forgiven.   The officers surrendered the shares of Common Stock securing the loans to the  Company.


                                                                          Highest Balance
                                                                            Outstanding                    # of
                                                                          During the Year   Interest      Shares
Name and Title                   Date of Loan    Due Date    Loan Amount   Ended 3/31/97      Rate      Purchased
--------------                   ------------    --------    ----------    -------------    --------    ----------
James L. Barnhart                  12/31/93       01/31/98     213,482          255,102        6%          14,000
  Vice President - Research
  and Development

John Young                         12/31/93       01/31/98     112,944          134,964        6%           7,500
  Former Vice President -
  Operations




                                    ITEM TWO

               ADOPTION OF 1997 OUTSIDE DIRECTORS STOCK OPTION PLAN

     The Board of Directors of the Company has adopted the Molecular Biosystems, Inc. 1997 Outside Directors Plan (the "1997 Plan") subject to approval by the Company's stockholders. The 1997 Plan will become effective when so approved and replaces the 1993 Outside Directors Stock Option Plan.

     The following summary describes the principal terms of the Outside Directors Plan. The complete text of the Outside Directors Plan is attached to this Proxy Statement as Exhibit A.

PURPOSE

     The primary purpose of the 1997 Plan is to permit the Company to grant stock options to Outside Directors to reward them for their efforts on the Company's behalf and to provide an additional incentive to contribute to the attainment of the Company's long-term plans and objectives.

NUMBER OF SHARES

     The 1997 Plan authorizes options to be granted for a maximum of 300,000 shares of the Company's Common Stock. If any option expires unexercised or is surrendered prior to the 1997 Plan's expiration, the number of underlying shares in respect of the Option shall be added back to the number of shares of Common Stock for which options may be granted under the 1997 Plan. The underlying shares to be delivered upon the exercise of an option may be either authorized but unissued shares or issued shares reacquired by the Company (or any combination of the two).

TERM

     The 1997 Plan has a term of 10 years expiring on the tenth anniversary of its effective date. No option may be granted under the 1997 Plan after its expiration.

TYPE OF OPTIONS

     The options granted under this 1997 Plan are nonstatutory stock options. A "nonstatutory" stock option is the generic description of a stock option which does not quality for special treatment under the Internal Revenue Code.


ELIGIBILITY

     Options under the 1997 Plan may be granted only to directors of the Company who are neither officers nor employees of the Company or any subsidiary ("Outside Directors").

ADMINISTRATION OF THE PLAN

     The 1997 Plan will be administered by the Board of Directors. Subject to the express provisions of the Plan, the Board may interpret the Plan, adopt and revise policies and procedures to administer the Plan, and make determinations required for the Plan's administration. The actions of the Board are final and binding. The Board may delegate its authority to its Executive Committee or to another committee appointed by the Board consisting of at least two Directors.

OPTION GRANTS

     On the last business day in March of each year (beginning with March
1997), the Company will grant each incumbent Outside Director who was elected at the preceding Annual Meeting an option for 6,500 shares of Common Stock. The Board will also have authority to grant additional options to an Outside Director, but no Outside Director may receive options for more than 21,500 shares of Common Stock in any fiscal year.

EXERCISE PRICE

     The exercise price of each option will be the closing price of the Company's Common Stock on the New York Stock Exchange on the grant date (or on the last trading day preceding the grant date if it is not a trading day.)

EXERCISABILITY

     Each option will have a 10-year term expiring on the tenth anniversary of the date of grant. The Board will determine whether each option will be exercisable in full at one time or in installments at different times and the time or times at which the option or installments will become exercisable.
No option or installment shall be exercisable prior to the first anniversary of the grant date, except as its exercisability is accelerated by the Board. The Board may accelerate the exercisability of any option at any time prior to its exercisability.

EXERCISE OF OPTIONS

     An exercisable option may be exercised in full or in part (but only in respect of a whole number of shares) by (i) written notice to the Board (or its designee) stating the number of shares of Common Stock in respect of which the option is being exercised and (ii) full payment of the exercise price of those shares.

     Payment of the exercise price of an option must be made by certified or bank cashier's check or by wire transfer of immediately available funds or, if permitted by the Board (either in the applicable option agreement or at the time of exercise): (i) by delivering shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; (ii) by directing the Company to withhold, from the shares of Common Stock otherwise issuable upon exercise of the Option, shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; (iii) by surrendering exercisable options which have a fair market value on the date of exercise equal to the exercise price (measuring the fair market value of the options surrendered by the excess of (y) the aggregate fair value on the date of exercise of the shares of Common Stock issuable upon exercise of the Option over (z) the aggregate exercise price); (iv) by any combination of the preceding methods of payment; or (v) by any other method of payment authorized by the Board.

TRANSFERABILITY

     No option may be transferred, assigned or pledged except as provided by will or the applicable intestacy laws.

WITHHOLDING

     Each Outside Director exercising an option must remit to the Company an amount sufficient to satisfy the Company's federal, state and local withholding tax obligation in connection with the exercise. Payment must be made by certified or bank cashier's check or by wire transfer of immediately available funds or, if permitted by the Board (either in the applicable option agreement or at the time of exercise), by either one or both of the following methods: (i) by delivering shares of Common Stock having a fair market value on the date of exercise equal to the Company's withholding obligation; or (ii) by directing the Company to withhold, from the shares of Common Stock otherwise issuable upon exercise of the Options, shares of Common Stock having a fair market value on the date of exercise equal to the Company's withholding obligation.

AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the plan at any time; but except to comply with changes in the Internal Revenue Code of 1986 and the related regulations, the Board may not amend the Plan more than once every six months to change: (i) the number of shares of Common Stock for which options may be granted under the Plan; (ii) the benefits under the Plan; or
(iii) the eligibility requirements of the Plan. The Company's stockholders shall be required to approve any such amendment that would materially increase the number of shares, materially increase the benefits or materially change the eligibility requirements. If the Plan is terminated, the provisions of the Plan shall continue to apply to options granted prior to termination, and no amendment, suspension or termination of the Plan will adversely affect the rights of an Outside Director in respect of any option held without his or her consent.

APPROVAL OF THE 1997 PLAN

     Approval of the 1997 Plan requires affirmative vote of a majority of the Company's outstanding shares voting on the matter.

     The persons named on the accompanying form of proxy will vote FOR approval of the 1997 Plan unless a different choice is indicated.

     The Board of Directors recommends a vote FOR approval of the 1997 Plan.

     It should be noted that by reason of being eligible to be granted options under the 1997 Plan, each Director has an interest in seeing that the 1997 Plan is approved by the Company's stockholders.

                                  ITEM THREE

                         APPROVAL OF APPOINTMENT OF
                       INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 31, 1998. Arthur Andersen LLP has served as the Company's independent public accountants since January 1981. The proxyholders named in the accompanying proxy will vote the shares represented by the proxy FOR approval of the appointment of Arthur Andersen LLP for the year ending March 31, 1998. If the appointment of Arthur Andersen LLP is not approved, the Board of Directors may reconsider the appointment.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

                     COMPLIANCE WITH REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's stock to report their initial ownership of the Company's stock and any subsequent changes in ownership to the Securities and Exchange Commission. Reports of changes in ownership generally are required to be filed by the tenth day of the month following the transaction.

     Based solely on its review of copies of such reports, the Company believes that during the fiscal year ended March 31, 1997, all filing requirements applicable to its directors and executive officers were satisfied. The Company is not aware of any beneficial owner of more than ten percent of the Company's common stock.

                                OTHER MATTERS

     The Board of Directors has no knowledge of any other business to come before the Annual Meeting and does not intend to present any other matters. However, if any other business properly comes before the meeting or any adjournment of the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

     The cost of this solicitation of proxies will be borne by the Company. Some officers and regular employees of the Company may solicit proxies in person or by mail, telephone or telecopier, but will not receive any additional compensation for their services. The Company may also request brokerage firms, banks and other custodians, nominees and fiduciaries to forward soliciting material to the persons for whom they hold shares of the Company's Common Stock, and may reimburse their reasonable expenses in doing so.

                             STOCKHOLDER PROPOSALS

     Any stockholder of the Company who wishes to present a proposal to be considered at the 1998 Annual Meeting of the Stockholders, and who wishes to have the proposal included in the Company's proxy statement and form of proxy relating to that meeting, must deliver the proposal in writing to the Company at 10030 Barnes Canyon Road, San Diego, California 92121, no later than February 20, 1998.

                                 For the Board of Directors,

                                 /s/ KENNETH J. WIDDER
                                 ---------------------
                                 Kenneth J. Widder, M.D.
                                 Chairman of the Board

Dated:  July 9, 1997
        San Diego, California

                                                                       EXHIBIT A

                       MOLECULAR BIOSYSTEMS, INC.

                1997 OUTSIDE DIRECTORS STOCK OPTION PLAN



                                ARTICLE 1

                       PURPOSE AND EFFECTIVE DATE

      1.1 PURPOSE. The purpose of the Plan is to permit the Company to grant stock options to its outside directors to reward them for their efforts on the Company's behalf and to provide an additional incentive to contribute to the attainment of the Company's long-term plans and objectives.

      1.2 EFFECTIVE DATE. The Plan shall become effective if and when approved by the Company's shareholders at the 1997 Annual Meeting of Shareholders.

      1.3 TERM. The Plan shall have a term of 10 years expiring on the tenth anniversary of its effective date. No Option may be granted under the Plan after its expiration.


                                ARTICLE 2

                               DEFINITIONS

      2.1 ANNUAL MEETING means the annual meeting of the Company's shareholders.

      2.2 BOARD means the Company's Board of Directors. If the Board delegates its authority to administer the Plan to a committee of the Board in accordance with Article 4, references to the "Board" shall be construed as references to the committee.

      2.3 COMMON STOCK means shares of the Company's common stock, $.01 par value.

      2.4   COMPANY means Molecular Biosystems, Inc., a Delaware corporation.

      2.5   DIRECTOR means a director of the Company.

      2.6   EXPIRATION DATE is defined in Paragraph 5.3.

      2.7   GRANT DATE is defined in Paragraph 5.1.

      2.8 OFFICER means: (i) the Company's Chairman of the Board and Chief Executive Officer; (ii) the Company's President and Chief Operating Officer;
(iii) any Vice President of the Company; and (iv) any other person who is considered an "officer" of the Company for purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

      2.9   OPTION is defined in Paragraph 5.1.

      2.10    OPTION AGREEMENT is defined in Paragraph 5.6.

      2.11 OUTSIDE DIRECTOR means a Director who is neither an Officer nor an employee of the Company or any corporation in which the Company owns stock possessing at least 50% of the total combined voting power of all classes of stock.

      2.12 PLAN means this stock option plan, as it may be amended. The name of the Plan is the "Molecular Biosystems, Inc. 1997 Outside Directors Stock Option Plan."


                                ARTICLE 3

                       TYPE AND NUMBER OF OPTIONS

      3.1 TYPE OF OPTIONS. The Options granted under this Plan are nonstatutory stock options.

      3.2 MAXIMUM NUMBER OF OPTIONS. The maximum number of shares of Common Stock for which Options may be granted is 300,000 (subject to adjustment as provided in Paragraph 7.1). If any Option expires unexercised or is surrendered prior to the Plan's expiration, the number of Underlying Shares in respect of the Option shall be added back to the number of shares of Common Stock for which Options may be granted under the Plan. The Underlying Shares to be delivered upon the exercise of an Option may be either authorized but unissued shares or issued shares reacquired by the Company (or any combination of the two).


                                ARTICLE 4

                             ADMINISTRATION

      The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board may interpret the Plan, adopt and revise policies and procedures to administer the Plan, and make all determinations required for the Plan's administration. The actions of the Board shall be final and binding. The Board may delegate its authority to its Executive Committee or to another committee appointed by the Board consisting of at least two Directors.

                                ARTICLE 5

                              STOCK OPTIONS

      5.1   OPTION GRANTS.

      (a) ANNUAL GRANT. On the last business day in March of each year (beginning with March 1997) (the "Grant Date"), the Company shall grant each incumbent Outside Director who was elected at the preceding Annual Meeting an option for 6,500 shares of Common Stock (an "Option"). No Option shall be granted to an incumbent Outside Director who was not elected at the preceding Annual Meeting but was subsequently elected or appointed by the Board to fill a vacancy.

      (b) DISCRETIONARY GRANT. The Board shall have the authority to grant options to an Outside Director in amounts greater than the annual grant to that Outside Director set forth in the preceding subparagraph, provided that no Outside Director shall be entitled to receive Options for more than 21,500 shares of Common Stock in any fiscal year. The date on which the Board acts to grant any such options shall be the Grant Date.

      5.2 EXERCISE PRICE. The exercise price of each Option shall be the closing price of the Company's Common Stock on the New York Stock Exchange on the Grant Date (or on the last trading day preceding the Grant Date if it is not a trading day).

      5.3 TERM. Each Option shall have a 10-year term expiring on the tenth anniversary of the Grant Date (the "Expiration Date") (subject to early expiration as provided in Paragraph 5.4). The Board shall determine (i) whether each Option shall be exercisable in full at one time or in installments at different times and (ii) the time or times at which the Option or installments shall become exercisable. No Option or installment shall be exercisable prior to the first anniversary of the Grant Date, except as its exercisability is accelerated by the Board. The Board may accelerate the exercisability of any Option or installment at any time.

      5.4 DEATH OF OUTSIDE DIRECTOR. The failure of the Outside Director to whom an Option was granted to remain an Outside Director shall not cause the Option to expire or otherwise terminate; but in the event of the death of the Outside Director (whether or not he or she is then an incumbent Director), the Option shall expire on the earlier of (i) the first anniversary of the Outside Director's death or (ii) the Option's Expiration Date.

      5.5 TRANSFERABILITY. No Option may be transferred, assigned or pledged (whether by operation of law or otherwise), except as provided by will or the applicable intestacy laws, and no Option shall be subject to execution, attachment or similar process. An Option or Installment may be exercised only by Outside Director to whom it was granted, except in the case of his or her death, when it may be exercised by the person or persons to whom it passes by will or inheritance.

      5.6 OPTION AGREEMENTS. Each Option shall be evidenced by a written agreement (an "Option Agreement"), in a form approved by the Board, netered into by the Company and the Outside Director to whom the Option is granted.

                                ARTICLE 6

                           EXERCISE OF OPTIONS

      6.1 MANNER OF EXERCISE. An exercisable Option may be exercised in full or in part (but only in respect of a whole number of shares) by (i) written notice to the Board (or its designee) stating the number of shares of Common Stock in respect of which the Option is being exercised and (ii) full payment of the exercise price of those shares.

      6.2 PAYMENT OF EXERCISE PRICE. Payment of the exercise price of an Option shall be made by certified or bank cashier's check or by wire transfer of immediately available funds or, if permitted by the Board (either in the applicable Option Agreement or at the time of exercise): (i) by delivering shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; (ii) by directing the Company to withhold, from the shares of Common Stock otherwise issuable upon exercise of the Option, shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; (iii) by surrendering exercisable Options which have a fair market value on the date of exercise equal to the exercise price (measuring the fair market value of the Options surrendered by the excess of (y) the aggregate fair market value on the date of exercise of the shares of Common Stock issuable upon exercise of the Option over (z) the aggregate exercise price); (iv) by any combination of the preceding methods of payment; or (v) by any other method of payment authorized by the Board. For purposes of this Paragraph and Paragraph 6.3), "fair market value" shall be determined by the closing price of shares of the Company's Common Stock on the date in question (or on the last trading day preceding the date in question if it is not a trading day).

      6.3 WITHHOLDING. Each Outside Director exercising an Option shall remit to the Company an amount sufficient to satisfy the Company's federal, state and local withholding tax obligation in connection with the exercise. Payment shall be made by certified or bank cashier's check or by wire transfer of immediately available funds or, if permitted by the Board (either in the applicable Option Agreement or at the time of exercise), by either one or both of the following methods: (i) by delivering shares of

Common Stock having a fair market value on the date of exercise equal to the Company's withholding obligation; or (ii) by directing the Company to withhold, from the shares of Common Stock otherwise issuable upon exercise of the Option, shares of Common Stock having a fair market value on the date of exercise equal to the Company's withholding obligation.

                                ARTICLE 7

                         MISCELLANEOUS PROVISIONS

      7.1 CAPITALIZATION ADJUSTMENTS. The aggregate number of shares of Common Stock for which Options may be granted under the Plan, the aggregate number of Underlying Shares in respect of each outstanding Option, and the exercise price of each such Option may be adjusted by the Board as it considers appropriate in the event of changes in the number of outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations and the like. Adjustments under this Paragraph 7.1 shall be made in the Board's discretion, and its decisions shall be final and binding.

      7.2 AMENDMENT AND TERMINATION. The Board may amend, suspend or terminate the Plan at any time; but except to comply with changes in the Internal Revenue Code of 1986 and the related regulation, the Board may not amend the Plan more once every six months to change: (i) the number of shares of Common Stock for which Options may be granted under the Plan; (ii) the benefits under the Plan; or (iii) the eligibility requirements of the Plan. The Company's shareholders shall be required to approve any such amendment (other than an amendment authorized under Paragraph 7.1) that would materially increase the number of shares, materially increase the benefits or materially change the eligibility requirements. If the Plan is terminated, the provisions of the Plan shall continue to apply to Options granted prior to termination, and no amendment, suspension or termination of the Plan shall adversely affect the rights of an Outside Director in respect of any Option held without his or her consent.

      7.3 COMPLIANCE WITH SECTION 16(b). The Plan shall be interpreted and administered in a manner that satisfies the applicable requirements of Rule 16b-3 under the Securities Exchange Act so that Outside Directors will be entitled to the benefits of Rule 16b-3.

      7.4 NO RIGHT TO NOMINATION. Nothing in the Plan or in any Option Agreement shall confer on any Outside Director the right to continue to be nominated for election as a Director.

      7.5 NOTICES. Notices required or permitted under the Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Board at the Company's principal office or to any Outside Director at his or her address as it appears on the Company's records.

      7.6 SEVERABILITY. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

      7.7 GOVERNING LAW. The Plan and all Option Agreements shall be governed in accordance with the laws of the State of

P R O X Y                  MOLECULAR BIOSYSTEMS, INC.                  P R O X Y
                            10030 BARNES CANYON ROAD
                              SAN DIEGO, CA 92121

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Kenneth J. Widder, with the power to appoint his substitute, and hereby authorizes him to represent and vote as designated below all of the shares of Common Stock of Molecular Biosystems, Inc. held of record by the undersigned on June 23, 1997, at the 1997 Annual Meeting of Stockholders to be held on August 20, 1997, or any adjournments thereof.
                         ------------------------------
    Please mark your votes in connection with the following proposals:

1.         ELECTION OF DIRECTORS             / /  FOR all nominees listed below
                                             (except as marked to the contrary below)

1.         / /  WITHHOLD AUTHORITY

           To vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
                    LINE THROUGH THE NOMINEE'S NAME BELOW.)
   David W. Barry, Robert W. Brightfelt, Charles C. Edwards, Jerry T. Jackson
      Gordon C. Luce, David Rubinfien, Bobba Venkatadri, Kenneth J. Widder

2.         To approve the proposal to adopt the Company's 1997 Outside Directors Stock Option Plan, pursuant to which options for a total of 300,000 shares may be granted.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.         To approve the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending March 31, 1998.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                SEE REVERSE SIDE

    IN HIS DISCRETION, THE PROXY IS EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR (PROPOSAL 1) AND FOR PROPOSALS 2 THROUGH 4, AND AS TO ANY OTHER ITEM OF BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN THE BEST JUDGMENT OF THE PROXIES.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              Dated: ___________________________
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                  Signature if held jointly

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                    ENVELOPE